Exhibit 4

                              SUPPLEMENTAL MORTGAGE
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                             Supplemental Indenture

                             Dated September 1, 2002

                                   ----------

                                 SUPPLEMENTAL TO
                          FIRST AND REFUNDING MORTGAGE,
                              DATED AUGUST 1, 1924

                                   ----------

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                       TO
                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                     TRUSTEE
                                 21 South Street
                          Morristown, New Jersey 07960
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                           PROVIDING FOR THE ISSUE OF
                $600,000,000 FIRST AND REFUNDING MORTGAGE BONDS,
                           MEDIUM-TERM NOTES SERIES B

                                   ----------

                     RECORD IN MORTGAGE BOOK AND RETURN TO:
                              JAMES T. FORAN, ESQ.
                               80 PARK PLAZA, T5B
                                  P.O. Box 570
                               NEWARK, N.J. 07101

Prepared by

(JAMES T. FORAN, Esq.)

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

RECITALS....................................................................  1
FORM OF BOND................................................................  4
FORM OF CERTIFICATE OF AUTHENTICATION.......................................  8
GRANTING CLAUSES............................................................  9

                                   ARTICLE I.
                    BONDS OF THE MEDIUM-TERM NOTES SERIES B.

Description of Series ...................................................... 10

                                   ARTICLE II.
               REDEMPTION OF BONDS OF MEDIUM-TERM NOTES SERIES B.

SECTION 2.01.       Redemption--Redemption Price............................ 11
SECTION 2.02.       Redemptions Pursuant to Section 4C of
                    Article Eight of the Indenture.......................... 12
SECTION 2.03.       Interest on Called Bonds to Cease....................... 12
SECTION 2.04.       Bonds Called in Part.................................... 13
SECTION 2.05.       Provisions of Indenture Not Applicable.................. 13

                                  ARTICLE III.
                      CREDITS WITH RESPECT TO BONDS OF THE
                           MEDIUM-TERM NOTES SERIES B.

SECTION 3.01.       Credits................................................. 13
SECTION 3.02.       Certificate of the Company.............................. 13

                                   ARTICLE IV.
                                 MISCELLANEOUS.

SECTION 4.01.       Authentication of Bonds of Medium-Term
                    Notes Series B.......................................... 14
SECTION 4.02.       Additional Restrictions on Authentication of
                    Additional Bonds Under Indenture........................ 14
SECTION 4.03.       Restriction on Dividends................................ 14
SECTION 4.04.       Use of Facsimile Seal and Signatures.................... 15
SECTION 4.05.       Time for Making of Payment.............................. 15
SECTION 4.06.       Effective Period of Supplemental Indenture.............. 15
SECTION 4.07.       Effect of Approval of Board of Public Utilities
                    of the State of New Jersey.............................. 15
SECTION 4.08.       Execution in Counterparts............................... 15
Acknowledgements............................................................ 17
Certificate of Residence.................................................... 18

      SUPPLEMENTAL INDENTURE, dated the 1st day of September 2002, for convenience of reference and effective from the time of execution and delivery hereof, between PUBLIC SERVICE ELECTRIC AND GAS COMPANY, a corporation organized under the laws of the State of New Jersey, hereinafter called the "Company", party of the first part, and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as Trustee under the indenture dated August 1, 1924, below mentioned, hereinafter called the "Trustee", party of the second part.

      WHEREAS, on July 25, 1924, the Company executed and delivered to FIDELITY UNION TRUST COMPANY (now known as WACHOVIA BANK, NATIONAL ASSOCIATION), a certain indenture dated August 1, 1924 (hereinafter called the "Indenture") to secure and to provide for the issue of First and Refunding Mortgage Gold Bonds of the Company; and

      WHEREAS, the Indenture has been recorded in the following counties of the State of New Jersey, in the offices, and therein in the books and at the pages, as follows:

                                                                                      Page
County                       Office                   Book Number                    Number
------                       ------                  ------------                    -------
Atlantic                     Clerk's           1955  of Mortgages                     160
Bergen                       Clerk's             94  of Chattel Mortgages           123 etc.
                                                693  of Mortgages                    88 etc.
Burlington                   Clerk's             52  of Chattel Mortgages         Folio 8, etc
                                                                                   Folio 354,
                                                177  of Mortgages                     etc.
Camden                       Register's          45  of Chattel Mortgages           184 etc.
                                                239  of Mortgages                    1 etc.
Cumberland                   Clerk's            786  of Mortgages                   638 & c.
Essex                        Register's         437  of Chattel Mortgages             1-48
                                               T-51  of Mortgages                    341-392
Gloucester                   Clerk's             34  of Chattel Mortgages           123 etc.
                                                142  of Mortgages                    7, etc.
Hudson                       Register's         453  of Chattel Mortgages            9, etc.
                                               1245  of Mortgages                   484, etc.
Hunterdon                    Clerk's            151  of Mortgages                      344
Mercer                       Clerk's             67  of Chattel Mortgages            1 etc.
                                                384  of Mortgages                    1 etc.
Middlesex                    Clerk's            113  of Chattel Mortgages            3 etc.
                                                437  of Mortgages                   294, etc.
Monmouth                     Clerk's            951  of Mortgages                   291, etc.

                                                                                      Page
County                       Office                   Book Number                    Number
------                       ------                  ------------                    -------
Morris                       Clerk's             N-3 of Chattel Mortgages           446 etc.
                                                F-10 of Mortgages                   269 etc.
Ocean                        Clerk's            1809 of Mortgages                      40
Passaic                      Register's          M-6 of Chattel Mortgages           178, etc.
                                                R-13 of Mortgages                   268 etc.
Salem                        Clerk's             267 of Mortgages                   249 & c.
Somerset                     Clerk's              46 of Chattel Mortgages           207 etc.
                                                N-10 of Mortgages                    1 etc.
Sussex                       Clerk's             123 of Mortgages                    10 & c.
Union                        Register's          128 of Chattel Mortgages            28 & c.
                                                 664 of Mortgages                   259 etc.
Warren                       Clerk's             124 of Mortgages                   141 etc.

and

      WHEREAS, the Indenture has also been recorded in the following counties of the Commonwealth of Pennsylvania, in the offices, and therein in the books and at the pages, as follows:

                                                                                      Page
County                       Office                   Book Number                    Number
------                       ------                  ------------                    -------
Adams                        Recorder's          22  of Mortgages                      105
Bedford                      Recorder's          90  of Mortgages                      917
Blair                        Recorder's         671  of Mortgages                      430
Cambria                      Recorder's         407  of Mortgages                      352
Cumberland                   Recorder's         500  of Mortgages                      136
Franklin                     Recorder's         285  of Mortgages                      373
Huntingdon                   Recorder's         128  of Mortgages                      47
Indiana                      Recorder's         197  of Mortgages                      281
Montgomery                   Recorder's        5033  of Mortgages                     1,221
Westmoreland                 Recorder's        1281  of Mortgages                      198
York                         Recorder's        31-V  of Mortgages                      446

and

      WHEREAS, the Indenture granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over unto the Trustee certain property of the Company, more fully set forth and described in the Indenture, then owned or which might thereafter be acquired by the Company; and

      WHEREAS, the Company, by various supplemental indentures, supplemental to the Indenture, the last of which was dated May 1, 1998, has granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over unto the Trustee certain property of the Company acquired by it after the execution and delivery of the Indenture; and

      WHEREAS, since the execution and delivery of said supplemental indenture dated May 1, 1998, the Company has acquired property which, in accordance with the provisions of the Indenture, is subject to the lien thereof and the Company desires to confirm such lien; and

      WHEREAS, the Indenture has been amended or supplemented from time to time; and

      WHEREAS, it is provided in the Indenture that no bonds other than those of the 51/2% Series due 1959 therein authorized may be issued thereunder unless a supplemental indenture providing for the issue of such additional bonds shall have been executed and delivered by the Company to the Trustee; and

      WHEREAS, the Company is making provisions for the issuance and sale of its Secured Medium-Term Notes, Series B (the "Series B Notes"), to be issued under an Indenture of Trust (the "Note Indenture") to be dated as of July 1, 1993 between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank (National Association)), as Trustee (the "Note Trustee"); and

      WHEREAS, such Note Indenture provides, among other things, for the pledge and delivery by the Company of a series of First and Refunding Mortgage Bonds of the Company to evidence the Company's obligation to pay the principal and interest with respect to outstanding Series B Notes; and for such purpose and in order to service and secure payment of the principal and interest in respect of the Series B Notes, the Company desires to provide for the issue of $600,000,000 aggregate principal amount of bonds under the Indenture of a series to be designated as "First and Refunding Mortgage Bonds, Medium-Term Notes Series B" (hereinafter sometimes called "Bonds of the Medium-Term Notes Series B"); and

      WHEREAS, the text of the Bonds of the Medium-Term Notes Series B and of the certificate of authentication to be borne by the Bonds of the Medium-Term Notes Series B shall be substantially of the following tenor:

                                 (FORM OF BOND)

This Bond is not transferable except as provided in the Indenture and in the Indenture of Trust dated as of July 1, 1993 between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank (National Association)), as Trustee.

REGISTERED                                                            REGISTERED
NUMBER                                                                    AMOUNT
R                                                                   $600,000,000

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                       FIRST AND REFUNDING MORTGAGE BOND,
                           MEDIUM-TERM NOTES SERIES B

      Public Service Electric and Gas Company (hereinafter called the "Company"), a corporation of the State of New Jersey, for value received, hereby promises to pay to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank (National Association)), as trustee under the Indenture of Trust dated as of July 1, 1993 between the Company and such trustee, or registered assigns, on the surrender hereof, the principal sum of Six Hundred Million Dollars, on September 1, 2037, and to pay interest thereon from the date hereof, at the rate of 10% per annum, and until payment of said principal sum, such interest to be payable March 1 and September 1 in each year; provided, however, that the Company shall receive certain credits against such obligations as set forth in the Supplemental Indenture dated September 1, 2002 referred to below.

      Both the principal hereof and interest hereon shall be paid at the principal corporate trust office of Wachovia Bank, National Association, in the City of Morristown, State of New Jersey, or (at the option of the registered owner) at the corporate trust office of any paying agent appointed by the Company, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts; provided, however, that any such payments of principal and interest shall be subject to receipt of certain credits against such payment obligations as set forth in the Supplemental Indenture dated September 1, 2002 referred to below.

      This Bond is one of the First and Refunding Mortgage Bonds of the Company issued and to be issued under and pursuant to, and all equally secured by, an indenture of mortgage or deed of trust dated August 1, 1924, as supplemented and amended by supplemental indentures thereto, including the Supplemental Indenture dated September 1, 2002, each duly executed by the Company and Wachovia Bank, National Association (formerly known as Fidelity Union Trust Company) as Trustee. This Bond is one of the Bonds of the Medium-Term Notes Series B, which series is limited to the aggregate principal amount of $600,000,000 and is issued pursuant to said Supplemental Indenture dated September 1, 2002. Reference is hereby made to said indenture and all supplements thereto for a specification of the principal amount of Bonds from time to time issuable thereunder, and for a description of the properties mortgaged and conveyed or assigned to said Trustee or its successors, the nature and extent of the security, and the rights of the holders of said Bonds and any coupons appurtenant thereto, and of the Trustee in respect of such security.

      In and by said indenture, as amended and supplemented, it is provided that with the written approval of the Company and the Trustee, any of the provisions of said indenture may from time to time be eliminated or modified and other provisions may be added thereto provided the change does nor alter the annual interest rate, redemption price or date, date of maturity or amount payable on maturity of any then outstanding Bond or conflict with the Trust Indenture Act of 1939 as then in effect, and provided the holders of 85% in principal amount of the Bonds secured by said indenture and then outstanding (including, if such change affect the Bonds of one or more series but less than all series then outstanding, a like percentage of the then outstanding Bonds of each series affected by such change, and excluding Bonds owned or controlled by the Company or by the parties owning at least 10% of the outstanding voting stock of the Company, as more fully specified in said indenture) consent in writing thereto, all as more fully set forth in said indenture, as amended and supplemented.

      First and Refunding Mortgage Bonds issuable under said indenture are issuable in series, and the Bonds of any series may be for varying principal amounts and in the form of coupon bonds and of registered bonds without coupons, and the Bonds of any one series may differ from the Bonds of any other series as to date, maturity, interest rate and otherwise, all as in said indenture provided and set forth. The Bonds of the Medium-Term Notes Series B, in which this Bond is included, are designated "First and Refunding Mortgage Bonds, Medium-Term Notes Series B".

      In case of the happening of an event of default as specified in said indenture and said supplemental indenture dated March 1, 1942, the principal sum of the Bonds of this series may be declared or may become due and payable forthwith, in the manner and with the effect in said indenture provided.

      The Bonds of this series are subject to redemption as provided in the Supplemental Indenture dated September 1, 2002.

      This Bond is transferable, but only as provided in said indenture and the Indenture of Trust dated as of July 1, 1993 between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank (National Association)), as trustee, upon surrender hereof, by the registered owner in person or by attorney duly authorized in writing, at either of said offices where the principal hereof and interest hereon are payable; upon any such transfer a new fully registered Bond similar hereto will be issued to the transferee. This Bond may in like manner be exchanged for one or more new fully registered Bonds of the same series of other authorized denominations but of the same aggregate principal amount. No service charge shall he made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. The Company and the Trustee hereunder and any paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and the interest hereon and for all other purposes; and neither the Company nor the Trustee hereunder nor any paying agent shall be affected by any notice to the contrary.

      The Bonds of this series are issuable only in fully registered form, in any denomination authorized by the Company.

      No recourse under or upon any obligation, covenant or agreement contained in said indenture or in any indenture supplemental thereto, or in any Bond issued thereunder, or because of any indebtedness arising thereunder, shall be had against any incorporator, or against any past, present or future stockholder, officer, or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, it being expressly agreed and understood that said indenture, any indenture supplemental thereto and the obligations issued thereunder, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company, or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the indenture or in any indenture supplemental thereto or in any of the Bonds issued thereunder, or implied therefrom.

      This Bond shall not be entitled to any security or benefit under said indenture, as amended and supplemented, and shall not become valid or obligatory for any purpose, until the certificate of authentication, hereon endorsed, shall have been signed by Wachovia Bank, National Association as Trustee, or by its successor in trust under said indenture.

      IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed by its proper officers under its corporate seal.

Dated

                                               PUBLIC SERVICE ELECTRIC AND
                                                 GAS COMPANY

                                               By ______________________________
                                                        (Vice) President

(Seal)

Attest:

  ___________________________________
           (Assistant) Secretary


                     (FORM OF CERTIFICATE OF AUTHENTICATION)
                          CERTIFICATE OF AUTHENTICATION

      This Bond is one of the Bonds of the series designated therein which is described in the within-mentioned indenture and supplemental indenture dated September 1, 2002, as secured thereby.

                                               WACHOVIA BANK, NATIONAL
                                                 ASSOCIATION, TRUSTEE

                                               By ______________________________
                                                       Authorized Officer

      WHEREAS, the execution and delivery of this supplemental indenture have been duly authorized by the Board of Directors of the Company; and

      WHEREAS, the Company represents that all things necessary to make the bond of the series hereinafter described, when duly authenticated by the Trustee and issued by the Company, a valid, binding and legal obligation of the Company, and to make this supplemental indenture a valid and binding agreement supplemental to the Indenture, have been done and performed:

      NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that the Company, in consideration of the premises and the execution and delivery by the Trustee of this supplemental indenture, and in pursuance of the covenants and agreements contained in the Indenture and for other good and valuable consideration, the receipt of which is hereby acknowledged, has granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over, and by these presents does grant, bargain, sell, alien, remise, release, convey, confirm, assign, transfer and set over unto the Trustee, its successors and assigns, forever, all the right, title and interest of the Company in and to all property of every kind and description (except cash, accounts and bills receivable and all merchandise bought, sold or manufactured for sale in the ordinary course of the Company's business, stocks, bonds or other corporate obligations or securities, other than such as are described in Part V of the Granting Clauses of the Indenture, not acquired with the proceeds of bonds secured by the Indenture, and except as in the Indenture and herein otherwise expressly excluded) acquired by the Company since the execution and delivery of the supplemental indenture dated May 1, 1998, subsequent to the Indenture (except any such property duly released from, or disposed of, free from the lien of the Indenture, in accordance with the provisions thereof) and all such property which at any time hereafter may be acquired by the Company;

      All of which property it is intended shall be included in and granted by this supplemental indenture and covered by the lien of the Indenture as heretofore and hereby amended and supplemented;

      UNDER AND SUBJECT to any encumbrances or mortgages existing on property acquired by the Company at the time of such acquisition and not heretofore discharged of record; and

      SUBJECT also, to the exceptions, reservations and provisions in the Indenture and in this supplemental indenture recited, and to the liens, reservations, exceptions, limitations, conditions and restrictions imposed by or contained in the several deeds, grants, franchises and contracts or other instruments through which the Company acquired or claims title to the aforesaid property; and Subject, also, to the existing leases, to liens on easements or rights of way, to liens for taxes, assessments and governmental charges not in default or the payment of which is deferred, pending appeal or other contest by legal proceedings, pursuant to Section 4 of Article Five of the indenture, or the payment of which is deferred pending billing, transfer of title or final determination of amount, to easements for alleys, streets, highways, rights of way and railroads that may run across or encroach upon the said property, to joint pole and similar agreements, to undetermined liens and charges, if any, incidental to construction, and other encumbrances permitted by the indenture as heretofore and hereby amended and supplemented;

      TO HAVE AND TO HOLD the property hereby conveyed or assigned, or intended to be conveyed or assigned, unto the Trustee, its successor or successors and assigns, forever;

      IN TRUST, NEVERTHELESS, upon the terms, conditions and trusts set forth in the Indenture as heretofore and hereby amended and supplemented, to the end that the said property shall be subject to the lien of the Indenture as heretofore and hereby amended and supplemented, with the same force and effect as though said property had been included in the Granting Clauses of the Indenture at the time of the execution and delivery thereof;

      AND  THIS  SUPPLEMENTAL   INDENTURE   FURTHER   WITNESSETH  that  for  the
considerations aforesaid, it is hereby covenanted between the Company and the Trustee as follows:

                                   ARTICLE I.

                    BONDS OF THE MEDIUM-TERM NOTES SERIES B.

      The series of bonds authorized by this supplemental indenture to be issued under and secured by the Indenture shall be designated "First and Refunding Mortgage Bonds, Medium-Term Notes Series B"; shall be limited to the aggregate principal amount of $600,000,000; shall be issued initially to the Note Trustee and shall mature and bear interest as set forth in the form of bond set forth herein; provided, however, that the Company shall receive certain credits against principal and interest as set forth in Section 3.01 hereof. The date of each Bond of the Medium-Term Notes Series B shall be the interest payment date next preceding the date of authentication, unless such date of authentication be an interest payment date, in which case the date shall be the date of authentication, or unless such date of authentication be prior to the first semi-annual interest payment date, in which case the date shall be September 1, 2002.

      Bonds of the Medium-Term Notes Series B shall be issuable only in the form of fully registered bonds in any denomination authorized by the Company. Interest on the Bonds of the Medium-Term Notes Series B shall be payable semi-annually in arrears on March 1 and September 1 of each year, payable initially on March 1, 2003, subject to receipt of certain credits against principal and interest as set forth in Section 3.01 hereof and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts, at the principal corporate trust office of the Trustee, or at the corporate trust office of any paying agent appointed.

      Bonds of the Medium-Term Notes Series B shall be transferable and exchangeable, but only as provided in the Indenture and the Note Indenture, upon surrender thereof for cancellation by the registered owner in person or by attorney duly authorized in writing at either of said offices. The Company hereby waives any right to make a charge for any transfer or exchange of Bonds of the Medium-Term Notes Series B, but the Company may require payment of a sum sufficient to cover any tax or any other governmental charge that may be imposed in relation thereto.

                                   ARTICLE II.

               REDEMPTION OF BONDS OF MEDIUM-TERM NOTES SERIES B.

      SECTION 2.01. Redemption--Redemption Price. Bonds of the Medium-Term Notes Series B shall be subject to redemption prior to maturity under the conditions, and upon payment of the amounts as may be specified in the following conditions:

            (a) at any time in whole or in part at the option of the Company upon receipt by the Trustee of written certification of the Company and of the Note Trustee that the principal amount of the Series B Notes then outstanding under the Note Indenture is not in excess of such principal amount of the Bonds of the Medium-Term Notes Series B as shall remain pledged to the Note Trustee after giving effect to such redemption; or (b) at any time by the application of any proceeds of released property or other money held by the Trustee and which, pursuant to Section 4C of Article Eight of the Indenture, as amended and supplemented, are applied to the redemption of Bonds of the Medium-Term Notes Series B, upon payment of 100% of the principal amount thereof, together with interest accrued to the redemption date, provided that any such payment shall be subject to receipt by the Company of certain credits against such obligations as set forth in Section 3.01 hereof.

      SECTION 2.02. Redemptions Pursuant to Section 4C of Article Eight of the Indenture. If, pursuant to Section 4C of Article Eight of the Indenture, as amended and supplemented, any proceeds of released property or other money then held by the Trustee shall be applied to the redemption of the Bonds of the Medium-Term Notes Series B, the Trustee shall give at least 45 days prior written notice of such redemption to the Note Trustee whereupon on the date fixed for redemption such principal amount thereof as is equal to such proceeds shall be redeemed; provided that no such redemption shall be made unless the Trustee shall be in receipt of a written certification of the Company and the Note Trustee that a like principal amount of Series B Notes shall have been theretofore redeemed in accordance with the provisions of the Note Indenture. For purposes of determining which of the Company's First and Refunding Mortgage Bonds are subject to such mandatory redemption, the Mortgage Trustee shall consider the 10% stated annual interest rate of the Bonds of the Medium-Term Notes Series B, not the weighted average interest rate of outstanding Series B Notes. Bonds of said series so redeemed shall be cancelled.

      SECTION  2.03.  Interest  on  Called  Bonds  to  Cease.  Each  Bond of the
Medium-Term  Notes  Series B or  portion  thereof  called for  redemption  under
Section 2.02 hereof shall be due and payable at the office of the Note Trustee, as paying agent hereunder, at its redemption price and on the specified redemption date, anything herein or in such Bond to the contrary notwithstanding. From and after the date when each Bond of the Medium-Term Notes Series B or portion thereof shall be due and payable as aforesaid (unless upon said date the full amount due thereon shall not be held by the Note Trustee, as paying agent hereunder, and be immediately available for payment), all further interest shall cease to accrue on such bond or on such portion thereof, as the case may be.

      SECTION 2.04. Bonds Called in Part. If only a portion of any Bond of the Medium-Term Notes Series B shall be called for redemption pursuant to Section
2.02 hereof, upon payment of the portion so called for redemption, the Note Trustee shall make an appropriate notation upon the Bond of the principal amount so redeemed.

      SECTION 2.05. Provisions of Indenture Not Applicable. The provisions of Article Four of the Indenture, as amended and supplemented, shall not apply to the procedure for the exercise of any right of redemption reserved by the Company, or to any mandatory redemption provided, in this Article in respect of the Bonds of the Medium-Term Notes Series B. There shall be no sinking fund for the Bonds of the Medium-Term Notes Series B.

                                  ARTICLE III.

        CREDITS WITH RESPECT TO BONDS OF THE MEDIUM-TERM NOTES SERIES B.

      SECTION 3.01. Credits. In addition to any other credit, payment or satisfaction to which the Company is entitled with respect to the Bonds of the Medium-Term Notes Series B, the Company shall be entitled to credits against amounts otherwise payable in respect of the Bonds of the Medium-Term Notes Series B in an amount corresponding to (i) the principal amount of any of the Company's Series B Notes issued under the Note Indenture surrendered to the Note Trustee by the Company, or purchased by the Note Trustee, for cancellation, (ii) the amount of money held by the Note Trustee and available and designated for the payment of principal or redemption price (exclusive of any premium) of, and/or interest on, the Series B Notes, regardless of the source of payment to the Note Trustee of such moneys and (iii) the amount by which principal of and interest due on the Bonds of the Medium-Term Notes Series B exceeds principal of and interest due on the Series B Notes. The Note Trustee shall make notation on such Bonds authorized hereby of any such credit.

      SECTION 3.02. Certificate of the Company. A certificate of the Company signed by the President or any Vice President, and attested to by the Secretary or any Assistant Secretary, and consented to by the Note Trustee, stating that the Company is entitled to a credit under Section 3.01 hereof or that Bonds of the Medium-Term Notes Series B have been cancelled, and setting forth the basis therefor in reasonable detail, shall be conclusive evidence of such entitlement, and the Trustee shall accept such certificate as such evidence without further investigation or verification of the matters stated therein.

                                   ARTICLE IV.

                                 MISCELLANEOUS.

      SECTION 4.01. Authentication of Bonds of Medium-Term Notes Series B. None of the Bonds of the Medium-Term Notes Series B, the issue of which is provided for by this supplemental indenture, shall be authenticated by or on behalf of the Trustee except in accordance with the provisions of the Indenture, as amended and supplemented, and this supplemental indenture, and upon compliance with the conditions in that behalf therein contained.

      SECTION 4.02. Additional Restrictions on Authentication of Additional Bonds Under Indenture. The Company covenants that from and after the date of execution of this supplemental indenture no additional bonds (as defined in Section 1 of Article Two of the Indenture) shall be authenticated and delivered by the Trustee under Subdivision A of Section 4 of said Article Two on account of additions or improvements to the mortgaged property;

            (1) unless the net earnings of the Company for the period required by Subdivision C of Section 6 of said Article Two shall have been at least twice the fixed charges (in lieu of 13/4 times such fixed charges, as required by said Subdivision C); and for the purpose of this condition (a) such fixed charges shall in each case include interest on the bonds applied for, notwithstanding the parenthetical provision contained in clause (4) of said Subdivision C, and (b) in computing such net earnings there shall be included in expenses of operation (under paragraph (c) of said Subdivision C) all charges against earnings for depreciation, renewals or replacements, and all certificates with respect to net earnings delivered to the Trustee in connection with any authentication of additional bonds under said Article Two shall so state; and (2) except to the extent of 60% (in lieu of 75% as permitted by Subdivision A of Section 7 of said Article Two) of the cost or fair value to the Company of the additions or improvements forming the basis for such authentication of additional bonds.

      SECTION 4.03. Restriction on Dividends. The Company will not declare or pay any dividend on any shares of its common stock (other than dividends payable in shares of its common stock) or make any other distribution on any such shares, or purchase or otherwise acquire any such shares (except shares acquired without cost to the Company) whenever such action would reduce the earned surplus of the Company to an amount less than $10,000,000 or such lesser amount as may remain after deducting from said $10,000,000 all amounts appearing in the books of account of the Company on December 31, 1948, which shall thereafter, pursuant to any order or rule of any regulatory body entered after said date, be required to be removed, in whole or in part, from the books of account of the Company by charges to earned surplus.

      SECTION 4.04. Use of Facsimile Seal and Signatures. The seal of the Company and any or all signatures of the officers of the Company upon any of the Bonds of the Medium-Term Notes Series B may be facsimiles.

      SECTION 4.05. Time for Making of Payment. All payments of principal or redemption price of, and interest on, the Bonds of the Medium-Term Notes Series B shall be made either prior to the due date thereof or on the due date thereof in immediately available funds. In any case where the date of any such payment shall be a Saturday or Sunday or a legal holiday or a day on which banking institutions in the city of payment are authorized by law to close, then such payment need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the due date, and no interest on such payment shall accrue for the period after such date.

      SECTION 4.06. Effective Period of Supplemental Indenture. The preceding provisions of Articles I, II and III of this supplemental indenture shall remain in effect only so long as any of the Bonds of the Medium-Term Notes Series B shall remain outstanding.

      SECTION 4.07. Effect of Approval of Board of Regulatory Commissioners of the State of New Jersey. The approval of the Board of Public Utilities of the State of New Jersey of the execution and delivery of these presents and of the issue of any Bond of the Medium-Term Notes Series B shall not be construed as approval of said Board of any other act, matter or thing which requires approval of said Board under the laws of the State of New Jersey.

      SECTION 4.08. Execution in Counterparts. For the purpose of facilitating the recording hereof, this supplemental indenture has been executed in several counterparts, each of which shall be and shall be taken to be an original, and all collectively but one instrument.

      IN WITNESS WHEREOF, Public Service Electric and Gas Company, party hereto of the first part, after due corporate and other proceedings, has caused this supplemental indenture to be signed and acknowledged or proved by its President or one of its Vice Presidents and its corporate seal hereunto to be affixed and to be attested by the signature of its Secretary or an Assistant Secretary; and Wachovia Bank, National Association, as Trustee, party hereto of the second part, has caused this supplemental indenture to be signed and acknowledged or proved by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed and to be attested by the signature of its Secretary, Assistant Secretary; Vice President, or an Assistant Vice President. Executed and delivered this 6th day of September, 2002.

                                               PUBLIC SERVICE ELECTRIC AND GAS
                                                 COMPANY,

                                               By ______________________________
                                                           M.A. Plawner
                                                           Vice President

Attest:

  ___________________________________
             E.J. Biggins, Jr.
                 Secretary

                                               WACHOVIA BANK, NATIONAL
                                                 ASSOCIATION

                                               By ______________________________
                                                           F. Gallagher
                                                           Vice President

Attest:

  ___________________________________
                M. Matthews
              Vice President

STATE OF NEW JERSEY
COUNT OF ESSEX               }     SS:

      BE IT REMEMBERED, that on this 6th day of September 2002, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared M.A. Plawner, who, I am satisfied, is a Vice President of PUBLIC SERVICE ELECTRIC AND GAS COMPANY, one of the corporations named in and which executed the foregoing instrument, and is the person who signed the said instrument as such officer, for and on behalf of such corporation, and I having first made known to him the contents thereof, he did acknowledge that he signed the said instrument as such officer, that the said instrument was made by such corporation and sealed with its corporate seal, that the said instrument is the voluntary act and deed of such corporation, made by virtue of authority from its Board of Directors, and that said corporation the mortgagor, has received a true copy of said instrument.

STATE OF NEW JERSEY
COUNT OF ESSEX               }     SS:

      BE IT REMEMBERED, that on this 6th day of September 2002, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared F. Gallagher, who, I am satisfied, is a Vice President of WACHOVIA BANK, NATIONAL ASSOCIATION, one of the corporations named in and which executed the foregoing instrument, and is the person who signed the said instrument as such officer, for and on behalf of such corporation, and I having first made known to him the contents thereof, he did acknowledge that he signed the said instrument as such officer, that the said instrument was made by such corporation and sealed with its corporate seal, and that the said instrument is the voluntary act and deed of such corporation, made by virtue of authority from its Board of Directors.

                            CERTIFICATE OF RESIDENCE

      Wachovia Bank, National Association, Mortgagee and Trustee within named, hereby certifies that its precise residence is 21 South Street, Morristown, New Jersey 07960.

                                               WACHOVIA BANK, NATIONAL
                                                 ASSOCIATION,

                                               By ______________________________
                                                           F. Gallagher
                                                           Vice President